Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-274211 on Form S-1 of our report dated May 12, 2023, relating to the financial statements of Klaviyo, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 18, 2023